UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 29, 2013, we issued a press release in which we reported our consolidated financial results for the quarter ended September 30, 2013. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.05.  Costs Associated With Exit or Disposal Activities.
On October 29, 2013, we announced a reduction of our workforce primarily related to the support of INCIVEK following the continued and rapid decline in the number of people being treated with INCIVEK as other new medicines for the treatment of hepatitis C virus infection near approval. This action resulted from our decision to focus our investment on future opportunities in cystic fibrosis and other research and development programs, including VX-135 as part of all-oral regimens for hepatitis C virus infection.
As part of this restructuring, we are eliminating approximately 370 full-time positions globally, representing approximately a 15% reduction in our workforce. Approximately 175 positions are being eliminated in Massachusetts. Following the changes, we expect to have approximately 1,800 employees worldwide, including approximately 1,300 in Massachusetts. We estimate that we will incur aggregate restructuring charges of $35.0 million to $45.0 million, including $20.0 million to $25.0 million for employee severance and benefit costs, $6.0 million to $8.0 million in assets associated with this restructuring that have become impaired and approximately $9.0 million to $12.0 million for other costs. Approximately 75% of the restructuring charges are expected to result in cash outlays.
We committed to this course of action on October 25, 2013. We recorded $11.4 million of these restructuring charges in the third quarter of 2013. We expect the activities related to this restructuring to be completed during the first half of 2014.
Special Note Regarding Forward-looking Statements
This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding Vertex's expectations regarding the effects of the restructuring on its operations. While Vertex believes the forward-looking statements contained in this Current Report on Form 8-K are accurate, those statements are subject to risks and uncertainties that could cause actual outcomes to vary materially from the outcomes referenced in the forward-looking statements. These risks and uncertainties include, among other things, that the actual effects of the restructuring could vary materially from Vertex's expectations and the other risks listed under Risk Factors in Vertex's annual report and quarterly reports filed with the Securities and Exchange Commission and available through the company's website at www.vrtx.com. Vertex disclaims any obligation to update the information contained in this Current Report on Form 8-K as new information becomes available.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit        Description of Document

99.1        Press Release, dated October 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: October 29, 2013	/s/ Kenneth L. Horton
Kenneth L. Horton Executive Vice President and Chief Legal Officer